UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2006

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On August 23, 2006, (the “Effective Date”), a direct subsidiary of the registrant, Everest Reinsurance Holdings, Inc. (“Holdings”), entered into a five year unsecured senior revolving credit facility (the “Facility”) with Citibank, N.A., as Administrative Agent, and a syndicate of lenders including Citibank, N.A., Deutsche Bank AG, HSBC Bank USA, N.A., The Bank of New York, JPMorgan Chase Bank, N.A., and Wachovia Bank, N.A. (collectively, the “Lenders”). This Facility provides for the borrowing of up to $150,000,000 in revolving loans and standby letters of credit for general corporate purposes. This Facility replaces an existing $150,000,000 credit facility.

        Amounts borrowed under the Facility and issued unsecured letters of credit will bear interest at a rate selected by Holdings equal to the Base Rate or the Eurodollar Rate plus a margin. Base Rate Advances will bear interest at Citibank’s base rate or the Federal Funds Rate plus 1/2 of one percent, whichever is higher. Eurodollar Rate Advances will bear interest at the London interbank offered rate plus a margin, which varies based on Holdings’ senior unsecured debt rating. Issued letters of credit are subject to an annual fee of 0.30%. Customary administrative fees are also applicable. The Facility contains representations, warranties and covenants customary for bank loan facilities of this nature. Among other covenants, the Facility requires Holdings to maintain a consolidated debt to capital ratio of not greater than 0.35 to 1.0 and to cause Everest Reinsurance Company, a direct subsidiary of Holdings, to maintain statutory surplus of at least $1.5 billion plus 25% of future aggregate net income and 25% of future aggregate capital contributions. There are no prepayment restrictions.

        If an Event of Default occurs, then, to the extent permitted in the Facility, the Lenders may terminate the commitments under the Facility and accelerate the repayment of any outstanding loans under the Facility plus interest thereon under the Facility.

        Certain of the Lenders have in the past performed, and may in the future, perform investment banking, financial advisory, lending and/or commercial banking services, or other services to the registrant and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

        A copy of the Credit Agreement providing the Facility is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT

                          The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of August 23, 2006 among Everest Reinsurance Holdings, Inc., certain Lenders party thereto and Citibank, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Dated: August 25, 2006

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

10.1	Credit Agreement dated as of August 23, 2006 among Everest Reinsurance Holdings, Inc., certain Lenders party thereto and Citibank, N.A. as Administrative Agent.	5